UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 15, 2007
Baxter International Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620

(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4633

(Address of principal executive offices)	(Zip Code)
(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On March 15, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Baxter International Inc. (the “Company”) approved an Equity Plan (the “Equity Plan”) pursuant to which employees of the Company and its subsidiaries (including the named executive officers) are eligible to receive awards of stock options, performance share units and restricted stock units.
     The Equity Plan provides that stock options and restricted stock units awarded to named executive officers will vest ratably over a three-year term and the performance share units will vest three years from the date of grant, subject to the satisfaction of the performance criteria. The payout resulting from the vesting of the performance share units will be determined based on the Company’s Growth in Shareholder Value (GSV) versus the GSV of the healthcare peers included in the Company’s comparator group during the three-year performance period commencing with the year in which the performance share units are awarded. Payouts will range from 0% to 200% of the targeted number of performance share units awarded.
     A copy of the Equity Plan is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Baxter International Inc. Equity Plan, adopted as of March 15, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.
By:	/s/ David P. Scharf
David P. Scharf
Corporate Vice President, Associate General Counsel and Corporate Secretary

Date: March 16, 2007

Exhibit Index

Exhibit No.	Description

10.1	Baxter International Inc. Equity Plan, adopted as of March 15, 2007